Exhibit 10.3

RIGHT OF FIRST REFUSAL AGREEMENT

This RIGHT OF FIRST REFUSAL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of September 14, 2018 by and among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Company”), Silver Lake Alpine, L.P., a Delaware limited partnership (collectively with any of its successors and permitted assigns, the “Investor”), and the Specified Holders (as defined herein) listed on Schedule A hereto (as updated from time to time).

RECITALS

WHEREAS, as of the date of this Agreement, each Specified Holder is the beneficial owner of the number and class of Company Common Stock set forth opposite the name of such Specified Holder on Schedule A.

WHEREAS, concurrently herewith, the Company and the Investor are entering into an Investment Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Investment Agreement”), pursuant to which, among other things, the Company will issue and sell to the Investor and/or one or more of its Affiliates, and the Investor and/or one or more of its Affiliates will purchase and acquire from the Company, upon the terms and subject to the conditions set forth therein, certain 2.95% Convertible Notes due 2024 issued by the Company (the “Notes”);

WHEREAS, concurrently herewith, the Company and the Specified Holders are entering into a Stock Repurchase and Cancellation Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, this “Repurchase Agreement”), pursuant to which, among other things, the Company has agreed to repurchase 24,057,143 shares of Company Common Stock held by one or more Specified Holders for the price per share set forth in the Repurchase Agreement; and

WHEREAS, as an inducement to the Investor to purchase the Notes pursuant to the Investment Agreement, the Investor, the Specified Holders and the Company desire to enter into this Agreement.

NOW THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the parties hereby agree as follows:

AGREEMENT

1.                                      Definitions.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person, or, with respect to the Investor, any private investment fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor; provided, however, that (i) no portfolio company of any Affiliate of Silver Lake Group, L.L.C. that serves as general partner of, or manages or advises, any investment fund or other investment entity Affiliated with Silver Lake Group, L.L.C., the Investor or their respective Affiliates shall be deemed an Affiliate of the Investor and its other Affiliates and (ii) neither the Company nor any of its subsidiaries shall be deemed to be an Affiliate of the Investor or any Specified Holder or any of their respective Affiliates.  Without limiting the generality of the foregoing, each Specified Holder listed on Schedule A shall be deemed an “Affiliate” of each other for purposes of this Agreement.  As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning set forth in the Preamble.

“Beneficially Own”, “Beneficially Owned”, “Beneficial Ownership” or “Beneficial Owner” have the meanings set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York or San Francisco, California are authorized or obligated by law or executive order to remain closed.

“Capital Stock” means (a) shares of Company Common Stock (whether now outstanding or hereafter issued in any context), (b) shares of Class A Common Stock issued or issuable upon conversion of shares of Class B Common Stock (whether now outstanding or hereafter issued in any context) and (c) shares of Company Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company; provided, that the term “Capital Stock” shall include all securities received by the Specified Holders in respect of their Capital Stock in connection with any Merger that does not constitute a Change of Control.

“Change of Control” means the occurrence of any of the following:

(a)                                 any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act) of Capital Stock representing more than eighty percent (80%) of the total outstanding shares of the Company’s Voting Stock; provided, however, that a transaction described in this clause (a) shall not constitute a “Change in Control” if a Specified Holder or any of its Affiliates is such “person” or a member of such “group”; or

(b)                                 the consummation of any merger, business consolidation, tender offer, exchange offer or acquisition of the Company with or by another Person pursuant to which (i) all or substantially all of the outstanding Capital Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash and (ii) the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s Voting Stock representing less than twenty percent (20%) of the total outstanding shares of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportion relative to each other as such ownership immediately prior to such transaction (other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction).

“Class A Common Stock” means Class A Common Stock of the Company, par value $0.01 per share.

“Class B Common Stock” means Class B Common Stock of the Company, par value $0.01 per share.

“Closing Sale Price” on any date means the per share price of the Class A Common Stock on such date, determined (i) on the basis of the closing sale price per share (or if no closing sale price per share is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions for the Relevant Stock Exchange; or (ii) if the Class A Common Stock is not listed on a U.S. national securities exchange on the relevant date, the last quoted bid price for the Class A Common Stock on the relevant date, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the “Closing Sale Price” shall be the price determined by a nationally recognized independent investment banking firm retained by the Company (at the expense of the Company) for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting without compulsion on his own accord in an arms-length transaction, for one share of Class A Common Stock. The “Closing Sale Price” shall be determined without reference to after-hours or extended market trading.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” means, collectively, the Class A Common Stock and the Class B Common Stock.

“Daily VWAP” means, for each Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[AMC <EQUITY> AQR]” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Class A Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“designee” means any co-investor to whom the Investor syndicated Notes pursuant to the Post-Closing Syndication (as defined in the Investment Agreement) and any of such co-investor’s permitted transferees.

“Effective Time” means the date and time of the Closing (as defined in the Investment Agreement).

“Election Notice” means, with respect to any Transfer Notice delivered by one or more selling Specified Holders to the Investor, a written notice from the Investor notifying such selling Specified Holders that the Investor, or one or more of its designees or permitted transferees or assigns, intends to exercise its right to purchase all or any portion of the Subject Securities identified in such Transfer Notice.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempted Transfer” has the meaning set forth in Section 3.1.

“Fair Market Value” means, as of a given date, (i) with respect to cash, the value of such cash in U.S. dollars on such date; provided, that with respect to any cash expressed in a currency other than U.S. dollars, such value of cash in U.S. dollars shall be computed using the rate of exchange of U.S. dollars for such currency appearing in The Wall Street Journal published on the Business Day immediately preceding such date, (ii) with respect to Marketable Securities and any other securities that are listed on a national securities exchange or traded publicly and freely in the over-the-counter market, the volume-weighted average trading price of such securities on its principal exchange or in the over-the-counter market for the ten (10) consecutive trading days immediately preceding such date (as calculated using the custom “volume-weighted average price” function provided by Bloomberg, L.P. (“Bloomberg”) or such other comparable service as determined by the Investor that has replaced Bloomberg) and (iii) with respect to any other securities or other assets, the fair market value per security or asset of the applicable securities or assets as of such date on the basis of the sale of such securities or assets in an arms’-length private sale between a willing buyer and a willing seller, neither acting under compulsion, determined in good faith by the Investor and the applicable Specified Holder with respect to the applicable Unregistered Transfer; provided, that, in the case of this clause (iii), in the event that the Investor and such Specified Holder are unable to reach an agreement on the Fair Market Value of such securities or assets within ten (10) Business Days following the delivery of a Transfer Notice, (x) the Investor and such Specified Holder shall each select one (1) internationally recognized investment banking or valuation firm for the purpose of determining the proposed Fair Market Value for such securities or assets, and the two firms so selected shall nominate a third such firm, and such third firm shall serve as the firm for purposes of determining such Fair Market Value for purposes of this Agreement and shall promptly (and in any event, within twenty (20) Business Days) be engaged (at the Company’s expense) by the Company, (y) such firm shall be instructed by the Company to provide its written determination of such Fair Market Value to each of the Investor and such Specified Holder within five (5) Business Days of its engagement and (z) such investment banking or valuation firm’s determination shall, absent fraud or manifest error, be final, conclusive and binding upon the Company, the Investor and such Specified Holder for purposes of this Agreement.

“Five Day Trailing VWAP” means the average of the Daily VWAP for each Trading Day in the period of five (5) consecutive Trading Days ending on the Trading Day immediately prior to the day a Transfer Notice is delivered pursuant to Section 2.2(b).

“Investment Agreement” has the meaning set forth in the Recitals.

“Investor” has the meaning set forth in the Preamble.

“Investor ROFR Early Termination Date” means the first date upon which the Specified Holders and their Affiliates collectively cease to Beneficially Own at least 50.1% of the total voting power of the Voting Stock of the Company.

“Market Disruption Event” means, with respect to the Class A Common Stock, (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one-half hour period in the aggregate on any Scheduled Trading Day for Class A Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) of the Class A Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Marketable Securities” means securities that are traded on the New York Stock Exchange, the Nasdaq Stock Market or any other established securities exchange or successor to the foregoing.

“Notes” has the meaning set forth in the Recitals.

“Person” means an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Prospective Transferee” means any Person to whom a Specified Holder proposes to make an Unregistered Transfer.

“Registered Transfer” means any Transfer proposed by any of the Specified Holders that is consummated or proposed to be consummated (i) pursuant to an effective registration statement under the Securities Act or (ii) to a broker-dealer without registration under the Securities Act within the limitations of the exemption provided by Rule 144; provided, that any Exempted Transfer by a Specified Holder pursuant to and in accordance with Section 3.1 shall not be deemed a “Registered Transfer”.

“Relevant Stock Exchange” means The New York Stock Exchange or, if the Class A Common Stock is not then listed on The New York Stock Exchange, the principal other U.S. national securities exchange or market on which the Class A Common Stock is then listed.

“Repurchase Agreement” has the meaning set forth in the Recitals.

“ROFR Purchaser” means (i) from the date hereof until the day immediately before the Investor ROFR Early Termination Date, any or all of the Investor and its designees and permitted transferees or assigns and (ii) at any time thereafter, the Company and its permitted assigns; provided, that, for all purposes hereunder, in the event that any Specified Holder proposes to effect any Registered Transfer or Unregistered Transfer that would cause the Specified Holders and their Affiliates collectively cease to Beneficially Own at least 50.1% of the total voting power of the Voting Stock of the Company, (x) the Investor shall be deemed to be the ROFR Purchaser with respect to the portion of the Subject Securities proposed to be transferred in connection therewith the Transfer of which would result in the Specified Holders and their Affiliates Beneficially Owning exactly 50.1% of the total voting power of the Voting Stock of the Company and (y) the Company shall be deemed to be the ROFR Purchaser with respect to the remaining Subject Securities proposed to be transferred after taking into account the Subject Securities covered by the foregoing clause (x), and all references to the ROFR Purchaser under this Agreement, including Section 2, shall be deemed to refer to each of such parties, as applicable.

“ROFR Purchaser Related Person” has the meaning set forth in Section 2.1(c).

“Securities Act” means the U.S. Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Class A Common Stock is not listed on any U.S. national securities exchange, “Scheduled Trading Day” means a Business Day.

“Specified Holders” means (a) the Person(s) listed on Schedule A as of the date hereof, (b) each Affiliate of a Specified Holder who acquires any Subject Securities whether pursuant to a Transfer, an Exempted Transfer or otherwise and (c) any Specified Holders and any controlling Affiliate thereof to whom the Company issues Capital Stock, and any one of them, as the context may require.

“Subject Securities” means shares of Capital Stock owned by a Specified Holder or issued to or acquired by a Specified Holder after the date hereof (including, without limitation, in connection with any Merger that does not constitute a Change of Control, and any stock split, stock dividend, recapitalization, reclassification, reorganization, or any similar transaction occurring after the date of this Agreement).

“Trading Day” means a day on which (i) there is no Market Disruption Event, (ii) trading in the Class A Common Stock generally occurs on the Relevant Stock Exchange or, if the Class A Common Stock is not then listed on a U.S. national securities exchange, on the principal other market on which the Class A Common Stock is then traded, and (iii) a Closing Sale Price for the Class A Common Stock is available on such securities exchange or market; provided that if the Class A Common Stock (or other security for which a Closing Sale Price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Transfer” means any direct or indirect sale, disposition, assignment, gift, mortgage, hypothecation, or any other like transfer of, any Subject Securities (or any interest therein), or any agreement with respect to any of the foregoing, including without limitation, any Unregistered Transfer or Registered Transfer.

“Transfer Notice” means a written notice from a Specified Holder setting forth the terms and conditions of a proposed Transfer as required by and in accordance with Section 2.1(b) or Section 2.2(b), as applicable.

“Unregistered Transfer” means any Transfer proposed by any of the Specified Holders that is not a Registered Transfer; provided, that any Exempted Transfer by a Specified Holder pursuant to and in accordance with Section 3.1 shall not be deemed an “Unregistered Transfer”.

“Voting Stock” of a Person means all classes of Capital Stock or other interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof.

2.                                      Agreement Among the Company, the Investor and the Specified Holders.

2.1                               Right of First Refusal on Unregistered Transfers.

(a)                                 Grant.  Subject to the terms of Section 3 below, during the period beginning as of the date hereof and ending at 11:59 p.m. New York time on the two (2)-year anniversary of the Effective Time, each Specified Holder hereby unconditionally and irrevocably grants to the ROFR Purchaser the right to purchase all or any portion of the Subject Securities that such Specified Holder may propose to Transfer in an Unregistered Transfer, at the same price and on the same material terms and conditions (other than as set forth in Section 2.1(c)) as those offered to the Prospective Transferee following delivery of a Transfer Notice in accordance with the terms hereof, including, without limitation, Section 2.1(c).  Whenever a Specified Holder is considering or proposes to deliver a Transfer Notice with respect to an Unregistered Transfer, such Specified Holder will consult with the ROFR Purchaser reasonably in advance of undertaking to deliver such Transfer Notice and, if and only if the such ROFR Purchaser notifies such Specified Holder within five (5) Business Days following such consultation of its preliminary interest in receiving an offer to purchase the Subject Securities included in such Unregistered Transfer (which indication shall not be binding upon  such ROFR Purchaser), such Specified Holder will provide a Transfer Notice with respect to such Unregistered Transfer pursuant to and in accordance with the terms of this Section 2.1.

(b)                                 Notice.  If required pursuant to Section 2.1(a), each Specified Holder proposing to make or enter into an Unregistered Transfer must deliver a Transfer Notice to the ROFR Purchaser (and, in all cases, the Company) no later than twenty (20) Business Days prior to the proposed consummation of such Unregistered Transfer.  Such Transfer Notice shall (i) certify that such Specified Holder has received a bona fide binding offer from the Prospective Transferee, (ii) contain the material terms and conditions (including the number, type and class of Subject Securities and the price and form of consideration to be paid in exchange therefor (which in the case of any cash consideration expressed in a currency other than U.S. dollars shall be expressed in such Transfer Notice in U.S. dollars based on the rate of exchange of U.S. dollars for such currency appearing in The Wall Street Journal published on the Business Day immediately preceding the date of such Transfer Notice) of the Unregistered Transfer), the identity of the Prospective Transferee (and a description of such Specified Holder’s relationship to or affiliation with the Prospective Transferee) and the intended date of consummation of the Unregistered Transfer, (iii) include a copy of all binding agreements and related documentation (including all exhibits, schedules and annexes thereto) with respect to such offer and (iv) include an irrevocable offer to sell such Subject Securities to the ROFR Purchaser pursuant to the terms and conditions set forth in this Section 2.1.  The ROFR Purchaser shall have the right, but not the obligation, to purchase all or any portion of the Subject Securities with respect to such Unregistered Transfer, in cash in U.S. dollars at the same price and on the same material terms and conditions as specified in the Transfer Notice, but subject to the rights and terms set forth in Section 2.1(c).  To exercise such right under this Section 2.1 with respect to an Unregistered Transfer, the ROFR Purchaser must deliver an Election Notice to the selling Specified Holder within thirty (30) Business Days after receipt by such ROFR Purchaser of the Transfer Notice.  If such ROFR Purchaser does not provide the applicable Specified Holder an Election Notice electing to collectively purchase all of the Subject Securities identified in the Transfer Notice within such period, then such ROFR Purchaser shall be deemed to have forfeited the right under this Section 2.1 to purchase the portion of such Subject Securities that is has not so elected to purchase and such Specified Holders shall thereafter be permitted to sell such Subject Securities that the ROFR Purchaser has not elected to purchase to the Prospective Transferee identified in the applicable Transfer Notice on the terms and conditions set forth therein (it being understood that the terms and conditions provided to such Prospective Transferee shall not be more favorable to such Prospective Transferee than those included in the Transfer Notice); provided, however, that if such sale to such Prospective Transferee is not consummated within sixty (60) days (which period shall be extended solely to the extent necessary to obtain any required governmental approval) following the date that the applicable ROFR Purchaser delivers an Election Notice to the applicable Specified Holder (or, if thirty (30) Business Days have elapsed after the applicable ROFR Purchaser’s receipt of the Transfer Notice and the applicable ROFR Purchaser fails to deliver an Election Notice to the applicable Specified Holder within such period, then within sixty (60) days following the last day of such thirty (30) Business Day period), any subsequent Transfer of any such Subject Securities shall again be subject to the terms and conditions of this Agreement, including all of the applicable ROFR Purchasers’ rights under this Section 2.1 and Section 2.2.

(c)                                  Consideration; Closing.  Notwithstanding anything herein to the contrary, in connection with any exercise by the applicable ROFR Purchaser of the right to purchase any Subject Securities with respect to an Unregistered Transfer under this Section 2.1, (x) irrespective of whether the consideration proposed to be paid for the Subject Securities in such Unregistered Transfer is in the form of cash, securities, property or other assets or any combination thereof, such ROFR Purchaser shall pay the purchase price for such Subject Securities in an amount in cash in U.S. dollars equal to the Fair Market Value of such consideration determined as of the date of the Transfer Notice, (y) the ROFR Purchaser shall be entitled to the same terms and conditions as those offered to the Prospective Transferee and set forth in the Transfer Notice, except that in addition to any representations of warranties made by the applicable Specified Holder to the Prospective Transferee, such Specified Holder shall make the representations and warranties set forth on Exhibit A hereto to the ROFR Purchaser in the purchase agreement or other applicable agreement with respect to the purchase of Subject Securities by such ROFR Purchaser, which representations and warranties shall survive until the expiration of the applicable statute of limitations with respect thereto, and (z) notwithstanding the terms and conditions set forth in the Transfer Notice in respect of such Unregistered Transfer, none of the Investor, its designees and permitted transferees and assigns, the Company and/or any of their respective Affiliates and/or representatives (each, a “ROFR Purchaser Related Person”) shall be required to agree to, or be subject to, any non-competition, non-solicitation, lock-up or other restrictive covenants of any kind with respect to such ROFR Purchaser Related Person.  The closing of the purchase of Subject Securities by the ROFR Purchaser shall take place, and all payments to the selling Specified Holder from such ROFR Purchaser shall have been initiated, by the later of (i) the date specified in the Transfer Notice as the intended date of consummation of the Unregistered Transfer and (ii) fifteen (15) days after the final determination of the Fair Market Value of the consideration proposed to be paid for the Subject Securities in the applicable Unregistered Transfer in accordance with the terms hereof (in each case, which period shall be extended to the extent necessary to obtain any required governmental approval or clearance plus an additional five (5) Business Days thereafter).

2.2                               Right of First Refusal on Registered Transfers.

(a)                                 Grant.  Subject to the terms of Section 3 below, during the period beginning as of the date hereof and ending at 11:59 p.m. New York time on the two (2)-year anniversary of the Effective Time, each Specified Holder hereby unconditionally and irrevocably grants to the ROFR Purchaser the right to purchase all or any portion of the Subject Securities that such Specified Holder may propose to Transfer in a Registered Transfer following delivery of a Transfer Notice, at the same price and on the terms and conditions set forth in this Section 2.2.  Whenever a Specified Holder is considering or proposes to deliver a Transfer Notice with respect to a Registered Transfer, such Specified Holder will consult with the ROFR Purchaser reasonably in advance of undertaking to deliver such Transfer Notice and, if and only if such ROFR Purchaser notifies such Specified Holder within five (5) Business Days following such consultation of its preliminary interest in receiving an offer to purchase the Subject Securities included in such Registered Transfer (which indication shall not be binding upon such ROFR Purchaser), such Specified Holder will provide a Transfer Notice with respect to such Registered Transfer pursuant to and in accordance with the terms of this Section 2.1.

(b)                                 Notice.  If required pursuant to Section 2.2(a), each Specified Holder proposing to make or enter into a Registered Transfer must deliver a Transfer Notice to the ROFR Purchaser (and, in all cases, the Company) prior to entry into any binding agreement with respect to such Registered Transfer.  Such Transfer Notice shall (i) state that such Specified Holder is considering effecting a Registered Transfer, (ii) identify (x) the number, type and class of Subject Securities proposed to be sold and (y) the Five Day Trailing VWAP, and (iii) include an irrevocable offer to sell such Subject Securities at a price per security equal to the product of (A) the Five Day Trailing VWAP multiplied by (B) 0.95 to the ROFR Purchaser pursuant to the terms and conditions set forth in this Section 2.2.  The ROFR Purchaser shall have the right, but not the obligation, to purchase all or any portion of the Subject Securities with respect to a Registered Transfer at the same price and on the terms and conditions set forth in this Section 2.2.  To exercise such right under this Section 2.2 with respect to a Registered Transfer, the ROFR Purchaser must deliver an Election Notice to the selling Specified Holder within thirty (30) Business Days after receipt by such ROFR Purchaser of the Transfer Notice.  If such ROFR Purchaser does not provide the applicable Specified Holder an Election Notice electing to collectively purchase all or any portion of the Subject Securities identified in the Transfer Notice within such period, then such ROFR Purchaser shall be deemed to have forfeited the right under this Section 2.2 to purchase the portion of Subject Securities that it has not so elected to purchase and the Specified Holders shall thereafter be permitted to sell such Subject Securities that such ROFR Purchaser have not elected to purchase in a Registered Transfer (provided, that such Specified Holder sells such Subject Securities for a price per Subject Security, in cash in U.S. dollars (without regard to any underwriting or brokers’ discounts or commissions) not less than the product of (A) the Five Day Trailing VWAP set forth in the applicable Transfer Notice multiplied by (B) 0.90); provided, however, that if such registered sale is not consummated within ten (10) Business Days following the earlier of (1) the date that the applicable ROFR Purchaser notifies the applicable Specified Holder that it is not providing an Election Notice and (2) the date that the applicable ROFR Purchaser is required to deliver an Election Notice (solely to the extent such ROFR Purchaser wishes to acquire all or a portion of such Subject Securities) to the applicable Specified Holder, any subsequent Transfer of any such Subject Securities shall again be subject to the terms and conditions of this Agreement, including all of the applicable ROFR Purchasers’ rights under this Section 2.1 and Section 2.2.

(c)                                  Consideration; Closing.  Notwithstanding anything herein to the contrary, in connection with any exercise by the ROFR Purchaser of the right to purchase any Subject Securities with respect to a Registered Transfer under this Section 2.2, (x) such ROFR Purchaser shall pay the purchase price for such Subject Securities in an amount per security in cash in U.S. dollars as specified in the Transfer Notice, (y) such ROFR Purchaser and the applicable Specified Holder shall negotiate in good faith and promptly enter into a stock purchase agreement on customary terms and conditions (provided, that such Specified Holder shall make the representations and warranties set forth on Exhibit A hereto to such ROFR Purchaser in such purchase agreement or other applicable agreement with respect to the purchase of Subject Securities by such ROFR Purchaser, which representations and warranties shall survive until the expiration of the applicable statute of limitations with respect thereto), and (z) in no event shall any ROFR Purchaser Related Person be required to agree to, or be subject to, any non-competition, non-solicitation, lock-up or other restrictive covenants of any kind with respect to such ROFR Purchaser Related Person.  The closing of the purchase of Subject Securities by the ROFR Purchaser shall take place, and all payments to the selling Specified Holder from such ROFR Purchaser shall have been initiated, by the fifteenth (15th) day after the date that such ROFR Purchaser has delivered an Election Notice in respect of the applicable Registered Transfer in accordance with the terms hereof (in each case, which period shall be extended to the extent necessary to obtain any required governmental approval or clearance plus an additional five (5) Business Days thereafter).

2.3                               Effect of Failure to Comply.  Any Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

2.4                               Derivative Transactions.  Notwithstanding anything herein to the contrary, without the prior written consent of the Investor, no Specified Holder shall enter into an agreement, hedge, forward, option, swap or other instrument or transaction that, directly or indirectly and regardless of settlement method, relates to or derives value from or provides a party with any rights or economic interest in or to a Subject Security, other than Exempted Transfers and Transfers, in each case, entered into and consummated in accordance with the terms of this Agreement.

3.                                      Exempt Transfers.

3.1                               Exempted Transfers.  Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.1 and 2.2 shall not apply (any transfer by a Specified Holder expressly permitted by this Section 3.1, an “Exempted Transfer”): (a) upon a transfer by such Specified Holder to (i) any other Specified Holder or (ii) an Affiliate of such Specified Holder so long as such Affiliate either (x) is directly or indirectly wholly-owned by such Specified Holder or (y) directly or indirectly wholly owns such Specified Holder; provided, that transfer to such Affiliate will result in the same ultimate beneficial ownership of the Subject Securities; (b) to a repurchase of Subject Securities from a Specified Holder by the Company pursuant to the Repurchase Agreement, this Agreement or any other agreement containing repurchase provisions approved by a majority of the Board; or (c) in an underwritten Registered Transfer initiated by the

Investor or its Affiliates pursuant to Article V of the Investment Agreement in which the Investor or any of its Affiliates also sells Subject Securities; provided, that in the case of clause (a) above, the Specified Holder shall deliver prior written notice to the Investor and the Company of such transfer and such Subject Securities shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance or transfer, to the extent such transferee is not already a party hereto, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Specified Holder, including the obligations of a Specified Holder with respect to Transfers of such Subject Securities pursuant to Section 2; provided, further, that in the case of any transfer pursuant to clause (a) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

3.2                               Mergers, etc.  This Agreement shall not apply and shall in no way have any effect on any Transfer of Subject Securities pursuant to any merger, business combination, tender offer or exchange offer consummated by the Company with a third party that is unaffiliated with the Specified Holders and/or their Affiliates and that has been approved by the Board (a “Merger”) and any actions that the Specified Holders take with respect to their Subject Securities in connection with or in furtherance of a Merger. Without limitation of the foregoing, this Agreement shall not apply to and shall in no way have any effect on (a) a conversion of Subject Securities into cash, securities or other property pursuant to the Merger, (b) the tender of Subject Securities pursuant to a tender offer made pursuant to a definitive agreement providing for a Merger, (c) the entry by the Specified Holders into voting or tender agreements in respect of Subject Securities in support of a Merger or (d) the “rollover” of Subject Securities with an acquiring entity in connection with  a Merger.  For the avoidance of doubt, notwithstanding the foregoing, all securities received by the Specified Holders in respect of their Subject Securities in connection with any Merger that does not constitute a Change of Control shall remain subject to the rights and obligations under this Agreement, including without limitation, Section 2.

4.                                      Legend.  The Specified Holders and the Company shall cause each certificate, instrument or book entry representing Subject Securities held by the Specified Holders or issued to any Affiliate of a Specified Holder pursuant to an in accordance with Section 5.13 to be endorsed or notated, as applicable, with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Each Specified Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares endorsed or notated by the legend referred to in this Section 4 to enforce the provisions of this Agreement, and the Company agrees to promptly do so.  The legend shall be removed with respect to any Subject Securities upon termination or expiration of the restrictions set forth in this Agreement with respect thereto at the written request of the holder thereof.

5.                                      Miscellaneous.

5.1                               Term.  This Agreement and the rights and obligations described herein shall automatically terminate and be of no further force or effect without any liability to any Person or any of its Affiliates or any of their respective advisors or representatives upon the earliest to occur of (a) such date upon which the Specified Holders and their respective Affiliates collectively cease to hold any shares of the Company’s issued and outstanding Capital Stock, (b) the consummation of a Merger that constitutes a Change of Control and (c) the mutual agreement in writing by (x) the Investor, (y) solely following an Investor ROFR Early Termination Date, the Company, and (z) the Specified Holders holding at least a majority of the Subject Securities then held by all of the Specified Holders; provided, that (i) no such termination shall relieve any party hereto of any liability for any breach that occurs prior to such termination, (ii) Section 5 shall survive any termination of this Agreement and (iii) solely in the event of a termination of this Agreement pursuant to clause (a) of this sentence, all covenants and obligations to comply with this Agreement with respect to any Transfer Notice delivered prior to the termination of this Agreement shall survive until such covenants and obligations have been complied with in all respects.

5.2                               Stock Split.  All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

5.3                               Representations and Warranties.  Each of the Specified Holders hereby represents and warrants to each of the other parties on the date hereof (and in respect of any Specified Holder who becomes a party to this Agreement after the date hereof, such Specified Holder hereby represents and warrants to each of the other parties on the date of its, his or her execution of this Agreement or a counterpart signature page hereto) as follows:

(a)                                 Such Specified Holder is the sole legal and beneficial owner of the Subject Securities subject to this Agreement and that no other Person has any interest in such shares.

(b)                                 Such Specified Holder is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or incorporation and has all requisite power and authority to conduct its business as it is now being conducted on such date and is proposed to be conducted on such date.

(c)                                  Such Specified Holder has the full power, authority and legal right to execute, deliver and perform this Agreement.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or other applicable action on the part of such Specified Holder.

(d)                                 This Agreement has been duly executed and delivered by such Specified Holder and, assuming this Agreement constitutes the valid and binding obligation of the other parties hereto, this Agreement is a legal, valid and binding obligation of such Specified

Holder, enforceable against such Specified Holder in accordance with its terms, subject to the applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(e)                                  The execution and delivery by such Specified Holder of this Agreement, and the performance by such Specified Holder of its obligations hereunder, do not and will not violate (i) any provision of its bylaws, charter, articles of association, partnership agreement or other similar document, (ii) any provision of any material agreement to which it is a party or by which it is bound or (iii) any law, rule, regulation, judgment, order or decree to which it is subject.

(f)                                   No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Specified Holder in connection with the execution, delivery or enforceability of this Agreement or the consummation of any of the transactions contemplated herein.

(g)                                  Such Specified Holder is not as of such date in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon its ability to enter into this Agreement or to perform its obligations hereunder.

(h)                                 There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Specified Holder to enter into this Agreement or to comply with and perform its obligations hereunder.

5.4                               Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with non-automated receipt confirmed) to the respective parties at their address or email address as set forth on their respective signature page hereto, or to such other address or addresses as shall be designated to the parties hereto in writing.  All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (c) one (1) Business Day following the day sent by overnight courier.

5.5                               Entire Agreement; Third Party Beneficiaries; Amendment.  This Agreement (including the Exhibits and Schedules hereto), together with the agreements contemplated herein, set forth the entire agreement between the parties hereto with respect to the subject matter hereof, and is not intended to and shall not confer upon any Person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder; provided, that clause (z) of Section 2.1(c) and clause (z) of Section 2.2(c) shall be for the benefit of and fully enforceable by each of the ROFR Purchaser Related Persons.  Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among (a) the Company (with the approval of the disinterested directors), (b) the Investor and (c) the Specified Holders holding a majority of the Subject Securities then held by all of the Specified Holders, executed in the same manner as this Agreement.  No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.  Any amendment, modification or waiver so effected in accordance with this Section 5.5 shall be binding upon the Company, the Investor, the Specified Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification or waiver.

5.6                               Assignment of Rights.

(a)                                 The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)                                 Other than as expressly set forth in this Section 5.6(b), the rights and obligations of any Specified Holder or any Affiliate of a Specified Holder who receives Subject Securities pursuant to an Exempted Transfer are not assignable (by operation of law or otherwise) without the prior written consent of the applicable ROFR Purchaser at such time.   Any Affiliate of a Specified Holder who receives Subject Securities pursuant to a Transfer or an Exempted Transfer, respectively, as permitted by and in accordance with the terms hereof shall deliver to the Investor and the Company, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such Affiliate shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement as a Specified Holder hereunder.  Notwithstanding anything to the contrary in Section 5.5, promptly following receipt of such counterpart signature page by the Company, the Company shall as promptly as practicable (1) amend this Agreement, including Schedule A, without the consent of any other party hereto solely to reflect such new Specified Holder and the number and class of Company Common Stock beneficially owned by such new Specified Holder and (2) deliver such amended Agreement, including Schedule A, to each of the parties hereto.

(c)                                  The rights of the ROFR Purchaser hereunder are not assignable without the written consent of (i) the Specified Holders holding a majority of the Subject Securities then held by all of the Specified Holders (which shall not be unreasonably withheld, delayed or conditioned) and (ii) the Company, except the Investor may assign its rights hereunder, in whole or in part, without any such consent to (x) any of its Affiliates and/or (y) any co-investor to whom the Investor syndicated Notes pursuant to the Post-Closing Syndication (as defined in the Investment Agreement) or any of such co-investor’s permitted transferees, it being acknowledged and agreed that any such assignment shall be subject to and conditioned upon any such assignee’s delivery to the Investor and the Specified Holders of a counterpart signature page hereto pursuant to which such assignee shall confirm its agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.

(d)                                 Except in connection with an assignment by the Company by operation of law to an acquirer or successor of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances. Any action (or inaction) to be taken by the Company in its capacity as the ROFR Purchaser shall be taken (or not taken) in its sole discretion upon the approval of the disinterested directors.

5.7                               Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof.  To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

5.8                               Governing Law; Jurisdiction; Waiver of Jury Trial.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or permitted assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 5.8, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.8.

5.9                               Headings.  The headings of Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

5.10                        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

5.11                        Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach (including, without limitation, specific performance or the rescission of purchases, sales and other transfers of Subject Securities not made in strict compliance with this Agreement).  Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.  Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

5.12                        Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the non-prevailing party shall pay all out-of-pocket costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

5.13                        Additional Specified Holders.  In the event that after the date of this Agreement, the Company knowingly (after reasonable inquiry) issues any Capital Stock to any Affiliate of any Specified Holder that is not already a party to this Agreement, the Company shall, subject to requirements of applicable law, as a condition to such issuance, require such Person to execute a counterpart signature page hereto as a Specified Holder, and such Person shall thereby be bound by, and subject to, all of the terms and provisions of this Agreement applicable to a Specified Holder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal Agreement as of the date first written above.

COMPANY

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Craig R. Ramsey
	Name:	Craig R. Ramsey
	Title:	Executive Vice President & Chief Financial Officer

Notice Address:

11500 Ash Street

Leawood, KS 66211

Attention: Legal Department

Email: KConnor@amctheatres.com

With a copy (which shall not constitute actual or constructive notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Raymond O. Gietz and Corey Chivers

Email: Raymond.Gietz@weil.com and Corey.Chivers@weil.com

[Signature Page to Right Of First Refusal Agreement]

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal Agreement as of the date first written above.

SPECIFIED HOLDERS

WANDA AMERICA ENTERTAINMENT, INC.

By:	/s/ Lincoln Zhang
Name:	Lincoln Zhang
Title:	Authorized Signatory

Notice Address:

9/F Tower B, Wanda Plaza

Chaoyang District, Beijing, People’s Republic of China

Attention: Lincoln Zhang

Email: zhangwenfeng@wanda.cn

with a copy (which shall not constitute actual or constructive notice) to:

Attention:

Email:

[Signature Page to Right Of First Refusal Agreement]

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal Agreement as of the date first written above.

INVESTOR

SILVER LAKE ALPINE, L.P.

By: Silver Lake Alpine Associates, L.P., its general partner

By: SLAA (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Lee Wittlinger
Name: Lee Wittlinger
Title: Managing Director

Notice Address:

c/o Silver Lake
2775 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Attention:  Karen King

Email:  Karen.King@SilverLake.com

and

c/o Silver Lake
9 West 57th Street, 32nd Floor
New York, NY 10019
Attention:  Andrew J. Schader

Email:  Andy.Schader@SilverLake.com

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Atif Azher

Kenneth B. Wallach

Daniel N. Webb

Email:  AAzher@stblaw.com

KWallach@stblaw.com

DWebb@stblaw.com

[Signature Page to Right Of First Refusal Agreement]

SCHEDULE A

SPECIFIED HOLDERS

as of September 14, 2018

Name	Number and Type of Shares Held
Wanda America Entertainment, Inc.	51,769,784 shares of Class B Common Stock

EXHIBIT A

REPRESENTATIONS AND WARRANTIES

[Specified Holder] represents and warrants to [ROFR Purchaser] as follows:

Section 1.1                                                Title to Repurchase Shares.  [Specified Holder] owns the [Specified Holder Shares] subject to repurchase pursuant to this Agreement, free and clear of any Liens, except Permitted Liens.

Section 1.2                                                Authority.  [Specified Holder] has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by [Specified Holder] and the consummation by [Specified Holder] of the transactions contemplated hereby has been duly authorized by the [board of directors] of [Specified Holder], and no other corporate, stockholder or other proceedings or other actions on the part of [Specified Holder] are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by [Specified Holder] and constitutes the valid and binding obligations of [Specified Holder], enforceable against [Specified Holder] in accordance with its terms, except as the same may be limited by the terms of this Agreement, applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

Section 1.3                                                Approvals.  No material consent, approval, authorization or order of, or registration, qualification or filing with, any Governmental Authority or any other Person is required to be obtained or made by [Specified Holder] for the execution, delivery or performance by [Specified Holder] of this Agreement or the consummation by [Specified Holder] of the transactions contemplated hereby.

Section 1.4                                                No Conflicts.  The execution and delivery of this Agreement by [Specified Holder] and the consummation by [Specified Holder] of the transactions contemplated hereby do not and will not, (a) violate any provision of, or result in the breach of, any applicable Law to which [Specified Holder] is subject or by which any property or asset of [Specified Holder] is bound, (b) conflict with the certificate of incorporation, certificate of designation, bylaws or other organizational documents of [Specified Holder] or (c) conflict with, violate any provision of or result in a breach of, constitute a default under, require a Consent under, or give rise to a right of termination, modification, notice or cancellation of any Person pursuant to, any Contract to which [Specified Holder] is a party or by which its respective assets, rights or properties are bound or affected, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, termination, modification, notice obligation or cancellation, except to the extent that the occurrence of any of the foregoing items set forth in clauses (a) or (c) would not materially impair or delay [Specified Holder]’s ability to consummate the transactions contemplated hereby or to perform its obligations hereunder.

Section 1.5                                                Absence of Litigation.  There is no Action pending or, to the knowledge of [Specified Holder], threatened before any Governmental Authority, in each case in respect of [Specified Holder] that would materially impair or delay [Specified Holder]’s ability to consummate the transactions contemplated hereby or to perform its obligations hereunder.  [Specified Holder] is not party to or subject to, or in default under, any material Governmental Order.

Section 1.6                                                Receipt of Information.  [Specified Holder] has received all the information it considers necessary or appropriate for deciding whether to consummate the transactions and agreements contemplated hereby.  [Specified Holder] has not received, nor is it relying on, any representations or warranties from [ROFR Purchaser] other than as expressly provided herein, and [ROFR Purchaser] hereby disclaims any other express or implied representations or warranties with respect to itself or any other matter.  [Specified Holder] is a sophisticated investor and knows that [ROFR Purchaser] may be in possession of material, non-public information regarding the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to [Specified Holder’s] decision to sell the [Subject Securities] or otherwise materially adverse to the interests of the [Specified Holder], and agrees that [ROFR Purchaser] shall have no obligation to disclose such information or any other information to [Specified Holder].

Section 1.7                                                No Brokers.  No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of [Specified Holder] or any of its subsidiaries or affiliates.

“Action” shall mean any judicial, administrative, governmental or arbitral action, suit, claim or proceeding (public or private).

“Consents” shall mean all notices, reports, filings, consents, clearances, ratifications, authorizations, waivers, licenses, exemptions, orders, actions or non-actions or similar approvals.

“Contracts” shall mean any written legally binding contracts, agreements, subcontracts, leases, licenses and purchase orders.

“Governmental Authority” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency, instrumentality, court or tribunal.

“Governmental Order” shall mean any order, writ, judgment, stipulation, determination, or award made, issued, or entered into by or with any Governmental Authority.

“Law” shall mean any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Lien” shall mean any option, call, contract, commitment, mortgage, pledge, security interest, encumbrance, lien, tax, claim or charge of any kind or right of others of whatever nature.

“Permitted Liens” shall mean any Lien resulting from this Agreement and any restriction or encumbrance resulting from any federal or state securities statute, law, rule or regulation.

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.